As filed with the Securities and Exchange Commission on August 31, 2001
                                                Registration No. 333- __________
--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549



                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933


                             THE WISER OIL COMPANY
            (Exact name of registrant as specified in its charter)

              Delaware                                 55-0522128
   (State or other jurisdiction            (I.R.S. Employer Identification No.)
   of incorporation or organization)

         8115 Preston Road, Suite 400
               Dallas, Texas                                  75225
   (Address of Principal Executive Offices)                 (Zip Code)

     THE WISER OIL COMPANY 1991 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN
                           (Full title of the Plan)


         George K. Hickox, Jr.                               Copy to:
 Chairman and Chief Executive Officer                    Steven K. Cochran
        The Wiser Oil Company                       Thompson & Knight, L.L.P.
          8115 Preston Road                     1700 Pacific Avenue, Suite 3300
             Suite 400                                  Dallas, Texas  75201
         Dallas, Texas  75225                              (214) 969-1700
 (Name and address of agent for service)                        and
                                                            Anne K. Hill
          (214) 265-0080                              Thompson & Knight, L.L.P.
   (Telephone number, including                  1700 Pacific Avenue, Suite 3300
   area code, of agent for service)                    Dallas, Texas  75201
                                                           (214) 969-1700

                        CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------------------
  Title of                Amount            Proposed maximum          Proposed                  Amount of
securities to             to be              offering price         maximum aggregate         registration
be registered           registered (1)       per share (2)          offering price (2)        fee

------------------------------------------------------------------------------------------------------------------------------------
Common Stock             35,000                 $6.84                  $239,400.00               $59.85
par value $.01           shares
per share
------------------------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416 of the Securities Act of 1933, as amended (the "Securities Act"), shares issuable upon any stock split, stock dividend or similar transaction with respect to these shares are also being registered hereunder.

(2) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low prices for the Common Stock ($6.84) as reported in the consolidated reporting system on August 28, 2001.

(3) This registration statement also covers an equal number of preferred stock purchase rights pursuant to The Wiser Oil Company's Rights Agreement, which rights will be transferable only with related shares of Common Stock.

                               EXPLANATORY NOTE

     The contents of Registration Statement No. 33-44172 relating to The Wiser Oil Company 1991 Non-Employee Directors' Stock Option Plan (the "Plan") filed by the Registrant with the Securities and Exchange Commission on November 25, 1991 (the "Prior Registration Statement") are incorporated herein by reference pursuant to General Instruction E to Form S-8. The purpose of this Registration Statement is to register 35,000 additional shares of Common Stock of the Registrant for offer and sale pursuant to the Plan.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Documents Incorporated by Reference
         -----------------------------------

         The contents of the Prior Registration Statement, including the documents incorporated by reference therein, are incorporated by reference into this Registration Statement.

         All documents filed by the Registrant with the Securities and Exchange Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this Registration Statement and prior to the termination of the offering to which it relates shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Amendment to Plan
-----------------

         As of February 27, 2001, the Board of Directors of the Registrant adopted an amendment to the Registrant's 1991 Non-Employee Directors' Stock Option Plan (the "Plan") that increased from 65,000 to 100,000 the aggregate number of shares of the Registrant's Common Stock, par value $.01 per share, reserved for issuance under the Plan. This amendment was approved by the stockholders of the Registrant on May 21, 2001.

Item 8.  Exhibits
         --------

         In addition to the exhibits filed or incorporated by reference into the Prior Registration Statement, the following documents are filed as exhibits to this Registration Statement:

         4.1 The Wiser Oil Company 1991 Non-Employee Stock Option Plan, as amended.

         5.1  Opinion of Thompson & Knight, A Professional Corporation.

         23.1 Consent of Arthur Andersen LLP, independent public accountants, to incorporation of report by reference.

         23.2 Consent of Thompson & Knight, L.L.P. (included in the opinion filed herewith as Exhibit 5.1).

         24.1 Power of Attorney (included on signature page of this Registration Statement)

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas and State of Texas on the 31st day of August, 2001.

                                         THE WISER OIL COMPANY


                                         By: /s/ GEORGE K. HICKOX, JR.
                                             -------------------------
                                             George K. Hickox, Jr.,
                                             Chairman and Chief Executive
                                             Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. The undersigned persons hereby constitute and appoint George K. Hickox, Jr. and Richard S. Davis, or either of them, as our true and lawful attorneys-in-fact with full power to execute in our name and on our behalf in the capacities indicated below any and all amendments to this Registration Statement to be filed with the Securities and Exchange Commission and hereby ratify and confirm all that such attorneys-in-fact shall lawfully do or cause to be done by virtue hereof.

Signature                                                       Capacity                                            Date
-------------------------------------------       -------------------------------------             -------------------------------

/s/ GEORGE K. HICKOX, JR.                         Chairman of the Board, Chief
-------------------------------------------       Executive Officer, and Director                   August 31, 2001
George K. Hickox, Jr.

/s/ ERIC D. LONG                                  Director                                          August 31, 2001
-------------------------------------------
Eric D. Long

/s/ A. W. SCHENCK, III                            Director                                          August 31, 2001
-------------------------------------------
A. W. Schenck, III

/s/ C. FRAYER KIMBALL, III                        Director                                          August 31, 2001
-------------------------------------------
C. Frayer Kimball, III

/s/ SCOTT W. SMITH                                Director                                          August 31, 2001
-------------------------------------------
Scott W. Smith

/s/ RICHARD R. SCHREIBER                          Director                                          August 31, 2001
-------------------------------------------
Richard R. Schreiber

/s/ LORNE H. LARSON                               Director                                          August 31, 2001
-------------------------------------------
Lorne H. Larson

/s/ RICHARD S. DAVIS                              Vice President Finance and Chief                  August 31, 2001
-------------------------------------------       Financial Officer (principal
Richard S. Davis                                  financial and accounting officer)

                               INDEX TO EXHIBITS


Exhibit Number                      Exhibit
--------------                      -------

    4.1 The Wiser Oil Company 1991 Non-Employee Directors' Stock Option Plan, as amended.

    5.1             Opinion of Thompson & Knight, A Professional Corporation.

    23.1 Consent of Arthur Andersen LLP, independent public accountants, to incorporation of report by reference.

    23.2 Consent of Thompson & Knight, A Professional Corporation (included in the opinion filed herewith as Exhibit 5.1).

    24.1 Power of Attorney (included on signature page of this Registration Statement)